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          CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                            OF STERLING VISION, INC.

     Under Section 805 of the Business Corporation Law


     FIRST: The name of the corporation is Sterling Vision, Inc. (the "Company"), and the Company was formed under the name Sterling Acquisition, Inc.

     SECOND: The Certificate of Incorporation of the Company was filed with the Department of State of the State of New York on January 15, 1992.

     THIRD: The Certificate of Incorporation of the Company is hereby amended to amend the terms of the Company's Preferred Stock, par value $.01 per share, previously designated as "Senior Convertible Preferred Stock" and created by the Company's Certificate of Amendment to the Company's Certificate of Incorporation filed with the New York Department of State on April 15, 1998 and amended and restated by a further Certificate of Amendment to its Certificate of Incorporation filed with the New York Department of State on January 26, 2000 (the "Amended and Restated Certificate"), to restate Section 8 of the Amended and Restated Certificate to read in its entirety as follows:

     "Section 8. Voting Rights. Except as specifically set forth in the Business Corporation Law of the State of New York, the Holders of shares of Senior Convertible Preferred Stock shall vote, or act by written consent, together with the Common Stock on all matters submitted to stockholders for approval, and each share of Senior Convertible Preferred Stock shall have a number of votes as shall equal the number of whole shares of Common Stock into which such share of Senior Convertible Preferred Stock is convertible as of the record date for determining those stockholders entitled to vote or act by consent with respect to any particular matter."

     FOURTH Pursuant to the authority under Article 4 of the Certificate of Incorporation of the Company and Sections 502 and 805 of the Business Corporation Law of the State of New York, the Board of Directors of the Company, by Unanimous Written Consent, dated February 3, 2000 adopted a Resolution amending the terms of the Preferred Stock of the Company, designated Senior Convertible Preferred Stock, as provided in Article THIRD hereof.

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     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation of the Company to be signed by the Chairman of the Board and the Secretary of the Company, who affirm that the statements made herein are true and correct under the penalties of perjury, on this 4th day of February, 2000.

                                            STERLING VISION, INC.


                                            By:/s/ Dr. Robert Cohen
                                               --------------------------
                                            Name:  Dr. Robert Cohen
                                            Title:  Chairman of the Board


                                            By:/s/ Joseph Silver
                                               --------------------------
                                            Name:  Joseph Silver
                                            Title:  Secretary